UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report:  September 17, 2009
(Date of earliest event reported)

Hythiam, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025
(Address of principal executive offices, zip code)

(310) 444-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On September 17, 2009, Hythiam, Inc. a Delaware corporation (the “Company”), entered a into securities purchase agreement with several institutional investors (the “Investors”) relating to the sale and issuance by the Company to the Investors of up to $7,000,000 of shares of the Company’s common stock and warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of the Company’s common stock.  Each share of common stock will be sold at a price of $0.75 per share.  Investors will receive Warrants to purchase shares of common stock at an exercise price of $0.85 per share for each share of common stock they purchase in this offering.  For every share of common stock purchased by Investors, the Company will issue a Warrants to Investors.

The Warrants issued to Investors will be exercisable following the original issuance of the Warrants and at any time after the original issuance of the Warrants up to the date that is 3 years from the date the Warrants become exercisable.  The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise).  The exercise price of such Warrants is $0.85 per share of common stock. The exercise price and the number of shares subject to the Warrants are subject to adjustment in the event of stock dividends, stock combinations, or similar events affecting the Company’s common stock.

The Company has agreed to pay Rodman & Renshaw, LLC, as the Company's placement agent, a cash fee equal to 6% of the gross proceeds of the offering, reimburse certain expenses of the placement agent incurred in connection with the offering, and to issue the placement agent Warrants to purchase the number of shares of common stock equal to 6% of the aggregate shares of common stock sold in this offering at an exercise price of 125% of the offering price described herein.   The Company will reimburse the placement agent’s expenses up to a maximum of 0.8% of the aggregate gross proceeds raised in the placement, but in no event more than $30,000.   The Warrant issued to the placement agent has identical terms to the Warrants issued to Investors, except that (i) the exercise price of the Warrant issued to the placement agent is 125% of the offering price described herein and (ii) the Warrant issued to the placement agent is restricted from transfer as provided by FINRA Rule 5110(g).

The Company has entered into an agreement with Brean Murray, Carret & Co., to serve as its financial advisors in connection with this offering. The Company has agreed to pay Brean Murray, Carret & Co., as the Company’s financial advisor, a cash fee equal to 1% of the gross proceeds of the aggregate gross proceeds raised in the placement. Notwithstanding anything herein to the contrary, to the extent necessary to keep the maximum compensation including warrants payable to Rodman and Brean, Murray, Carret & Co., to 8%, Rodman’s compensation in this offering shall be reduced by such 1% fee payable to Brean, Murray, Carret & Co.

The Company is offering the shares of common stock and the Warrants pursuant to a preliminary prospectus dated April 3, 2009, a prospectus supplement dated September 17, 2009, and the Company’s previously filed registration statement on Form S-3, as amended (File No. No. 333-158407), which was declared effective by the Securities and Exchange Commission on September 11, 2009.

The closing of the offering is expected to take place on or before September 22, 2009, subject to the satisfaction of customary closing conditions.

On September 17, 2009, the Company issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto.

The foregoing description of the securities purchase agreement, the Warrant, and the placement agency agreement does not purport to be complete and is qualified in its entirety by reference to the exhibits hereto which are incorporated by reference. Except for the historical information contained herein, this Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering. The risks and uncertainties involved include the risks detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01      Financial Statements and Exhibits.

(d)           Exhibits.

4.1	Form of Warrant

10.1	Form of Securities Purchase Agreement

10.2	Placement Agency Agreement, dated as of September 17, 2009, among Hythiam, Inc. and Rodman & Renshaw, LLC

10.3	Form of Engagement Letter dated September 16, 2009, among Hythiam, Inc. and Brean Murray, Carret & Co.

99.1	Press release issued by Hythiam, Inc. dated September 17, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

By:	/s/ Richard A. Anderson
Name: Richard A. Anderson
Title: Chief Operating Officer

Date:  September 17, 2009